Exhibit 10.38

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (the “Amendment”) made as of November 15, 2002 by and among MODULE (DE) LIMITED PARTNERSHIP, a Delaware limited partnership “Landlord”) with an address at c/o W.P. Carey & Co. LLC, 50 Rockefeller Plaza, 2nd Floor, New York, New York 10020 and TOWER AUTOMOTIVE PRODUCTS COMPANY, INC., a Delaware corporation and TOWER AUTOMOTIVE TOOL LLC, a Michigan limited liability company (jointly and severally, “Tenant”) each with an address at 5211 Cascade Road, Grand Rapids, Michigan 49546.

RECITALS

WHEREAS, Landlord and Tenant entered into a Lease Agreement (the “Lease”) dated as of April 10, 2002 for property situate in Auburn, IN, Bluffton, OH (the “Bluffton Premises”), and Milan, TN.

WHEREAS, Tenant wishes to construct an addition to the improvements located at the Bluffton Premises as described in the documents (the “Plans”) attached hereto as Exhibit “H” (the “Project”);

WHEREAS, pursuant to Paragraph 13 of the Lease, Tenant is required to obtain the consent of the Landlord prior to constructing the Project.

WHEREAS, Landlord is willing to consent to Tenant constructing the Project provided Tenant complies with the terms and conditions of this Amendment.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged by each party hereto, Landlord and Tenant hereby agree as follows:

1. The Lease is hereby amended by inserting a new Paragraph 13(c) as follows:

“(c) Landlord hereby gives its consent to the construction of an addition (the “Project”) to the Bluffton Premises as described in the plans and specifications (the “Plans”) attached hereto as Exhibit “H” subject to the following terms and conditions:

(i) Prior to commencement of construction of the Project, but no later than December 15, 2002, Tenant shall provide Landlord a certificate (the “Pre-Commencement Certificate”) from Tenant in form and substance reasonably acceptable to Landlord and Lender, certifying to Landlord and Lender that all necessary permits and approvals have been obtained and all requirements of all laws, statutes and ordinances applicable to the Project (collectively, the “Laws”) have been satisfied.

(ii) Within thirty (30) days of the delivery by Tenant to Landlord of the Pre-Commencement Certificate, Tenant shall commence construction of the Project and diligently cause the Project to be completed, including all punch-list items, in a good and workmanlike manner in accordance with the Plans no later than June 30, 2003.

(iii) Within fifteen (15) days after completion of the Project, including completion of all punch-list items, Tenant shall deliver to Landlord the following items, each in form and substance acceptable to Landlord and Lender:

(A) A certificate of each Tenant certifying that (1) the Project has been completed substantially in accordance with the Plans, in a good and workmanlike manner and in accordance with all Laws and (2) the Bluffton Premises is lien-free;

(B) Evidence of title insurance insuring Lender that the lien of the Lender’s deed of trust remains a first lien upon the Bluffton Premises prior and superior to all encumbrances except those shown in Lender’s original title insurance policy or subsequently approved by Lender in writing;

(C) Evidence of hazard insurance covering the entire Leased Premises, including, without limitation, the Project, naming Landlord and Lender as loss payee and otherwise in amount, form and content satisfactory to Landlord and Lender;

(D) A complete release of liens for the Bluffton Premises signed by the Tenant’s general contractor and all subcontractors;

(E) Evidence of approval (including permanent occupancy permits or comparable instruments, and/or other permits if required) by all official governmental bodies whose approval is required of the completed Project, the permanent occupancy thereof and the intended uses thereof;

(F) A volume containing all warranties and indemnities for the Project (which shall include a roof warranty or bond of not less than 10 years), each of which shall be enforceable by Landlord;

(G) The as-built Plans for the Project;

(H) An as-built ALTA survey of the Bluffton Premises certified to Landlord and Lender; and

(I) An updated zoning report prepared by an independent third party confirming that the Project has been constructed in accordance with applicable zoning and land use laws.

(iv) Promptly upon demand by Landlord, Tenant shall reimburse Landlord for all reasonable costs and expenses paid or incurred by Lender, Lender’s servicer or Landlord in connection with the review and approval of the requested consent for the Project and the satisfaction of the conditions set forth in this Paragraph 13(c), including, without limitation, all inspection fees paid or incurred by Lender’s servicer or Landlord in connection with the Project. Such costs to date include, without limitation, a $750.00 processing fee payable to Lender’s servicer.

(v) The Project shall be (A) constructed in accordance with Paragraph 13(b) of this Lease, (B) deemed “Work” for the purposes of Paragraph 13(b) of the Lease and (C) deemed a part of the Improvements subject to the Lease.”

2. The Lease is hereby further amended by adding a new Exhibit “H” in the form attached hereto.

3. Except as expressly stated herein, nothing herein is intended to or shall be deemed to modify or amend any of the terms or provisions of the Lease.

4. All undefined capitalized terms used herein shall have the same meanings as set forth in the Lease.

5. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.

6. This Amendment and the Lease together contain the entire understanding between the parties hereto and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof or thereof. Any promises, representations, warranties or guarantees not herein or therein contained and hereinafter made shall have no force and effect unless in writing, and executed by the party or parties making such representations, warranties or guarantees. Neither this Amendment nor the Lease nor any portion or provisions hereof or thereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.

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IN WITNESS WHEREOF, Landlord and each Tenant has caused this Amendment to be duly executed as of the day and year first above written.

WITNESSES:	LANDLORD:

MODULE (DE) LIMITED PARTNERSHIP, a Delaware limited partnership

	By:	SUSPENSION (DE) QRS 51-1, INC., general partner

/s/ Holly C. Mauro		By:	/s/ Donna M. Neiley

/s/ Tom Lewis		Title:	Senior Vice President

WITNESSES:	TENANT:

TOWER AUTOMOTIVE PRODUCTS COMPANY, INC., a Delaware corporation

/s/ Sally J. Baxter	By:	/s/ Daniel Webber

/s/ Alicia Brokoff		Title:	Vice President

WITNESSES:	TOWER AUTOMOTIVE TOOL LLC, a Michigan limited liability company

	By:	Tower Automotive Michigan Limited Partnership, a Michigan limited partnership, Its sole member and manager

/s/ Sally J. Baxter		By:	Tower Automotive Services and Technology, Inc.
/s/ Alicia Brokoff			a Delaware corporation, its general partner

	By:	/s/ Daniel Webber

	Title:	Vice President

EXHIBIT “H”

[Plans and Specs and description of Project to be Attached]